UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2024 (March 28, 2024)

EIGHTCO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 Larry Holmes Drive Suite 313 Easton, PA 18042	34695
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OCTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on September 29, 2023, Eightco Holdings Inc. (the “Company”) received a written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the minimum bid price requirement of $1.00 per share set forth in Nasdaq Rules for continued listing on Nasdaq (the “Nasdaq Listing Rules”). Based on the closing bid price of the Company’s listed securities for the 31 consecutive business days from August 16, 2023 to September 28, 2023, the Company no longer met the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until March 27, 2024, to regain compliance with the Rule. To regain compliance, the Company’s shares of common stock were required to have a closing bid price of at least $1.00 for a minimum of 10 consecutive business days.

On March 28, 2024, the Company received a staff determination letter (the “Staff Determination”) from Nasdaq informing the Company that the Company has not regained compliance with the Rule. Additionally, the Staff Determination indicated that the Company was not eligible for a second 180-day period because the Company does not comply with the $5,000,000 minimum stockholders’ equity listing requirement for The Nasdaq Capital Market. Accordingly, unless the Company requested an appeal of the Staff Determination, the Company’s securities would be scheduled for delisting from The Nasdaq Capital Market and would be suspended at the opening of business on April 8, 2024. On April 2, 2024, the Company submitted an appeal request to the Staff Determination, pursuant to the procedures set forth in the Nasdaq Listing Rules 5800 Series. The appeal will stay the delisting of the Company’s securities, which will continue to be listed on the Nasdaq Capital Market pending the appeal.

The Staff Determination has no current effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market. The Company intends to resolve the deficiencies mentioned above and regain compliance with the Nasdaq Listing Rules; however, there is no guarantee that the Company will be able to do so. Ultimately, if the Company is not able to resolve the deficiencies and regain compliance with the Nasdaq Listing Rules, the Company’s common stock may be delisted from Nasdaq.

Forward-looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” as such term is defined in the Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “expect,” “intend,” and similar expressions, as they relate to the Company, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors which may not be in the control of the Company. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company has no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 2, 2024

Eightco Holdings Inc.

		By:	/s/ Paul Vassilakos
		Name:	Paul Vassilakos
		Title:	Chief Executive Officer